Exhibit 99.1

FALCONSTOR SOFTWARE, INC.

2006 INCENTIVE STOCK PLAN
As Amended May 8, 2008

1.           Purpose of the Plan.

This 2006 Incentive Stock Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to FalconStor Software, Inc., a Delaware corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.  The Plan includes the subplan for certain French resident individuals, designated hereunder as Appendix A.

It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”   It is further intended that the restricted stock units described in Appendix A receive the favorable tax and social security treatment for free shares under the French Commercial Code.

The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.           Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Section 3, 5 and 6 and Appendix A hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”), and restricted stock units (“RSUs”) and to determine the terms and conditions of the respective Option, Restricted Stock and RSU agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.  The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options and Restricted Stock or RSUs granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options or Restricted Stock or RSUs granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options or Restricted Stock or RSUs.  The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.           Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as receipent of Options (the “Optionees) or Restricted Stock or RSUs ( the “Grantees” and together with the Optionees the “Participants”) shall include directors, officers and employees of the Company and consultants subject to their meeting the requirements of Rule 701 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) Incentive Options may only be granted to employees of the Company and any Subsidiary; and (ii) any RSUs subject to Appendix A may be granted only to employees and officers (within the meaning of French law) of the Company and any Subsidiary (which is at least 10% held, in terms of share capital or voting rights, by the Company). In selecting Participants, and in determining the number of shares to be covered by each Option or shares of Restricted Stock or RSU granted to Participants, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential.  A participant who has been granted an Option or Restricted Stock or an RSU hereunder may be granted an additional Option or Options, Restricted Stock or RSU if the Committee shall so determine.

4.           Stock Reserved for the Plan.

An initial total of 1,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan.  Subject to adjustment as provided in Section 8 hereof, if on July 1st of any calendar year in which the Plan is in effect (the “Calculation Date”) the number of shares of Stock with respect to which Options may be granted is less than five percent (5%) of the number of outstanding shares of Stock, the number of shares of Stock available for issuance under the Plan shall be increased so that the number equals five percent (5%) of the shares of Stock outstanding on the Calculation Date, but in no event shall the total number of shares of Stock subject to the Plan in the aggregate exceed twenty million shares, subject to adjustment as provided in Section 8 hereof.  The maximum number of shares of Stock that may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed three hundred thousand shares and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or RSUs  at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Restricted Stock or RSU expire or be cancelled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Resstricted Stock or RSU be reduced for any reason, the shares of Stock thereof subject to such Option, Restricted Stock or RSU may be subject to future Options, Restricted Stock or RSU under the Plan except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5.           Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price.  The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant.  The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The exercise price for each Option shall be subject to adjustment as provided in Section 8 below.  “Fair Market Value” means the closing price on the date of grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.  Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)           Exercisability.  Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to one-third of the total amount of shares subject to the Option on each of the first, second and third anniversaries of the date of grant; and provided further that no Options shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).

Notwithstanding any provision in this Plan, in the event there is a Change of Control (as defined below), the Company shall, at no cost to the Participant, replace any and all stock options granted by the Company and held by the Participant at the time of the Change of Control, whether or not vested, with an equal number of unrestricted and fully vested stock options to purchase shares of the Company's Common Stock (the "Option Replacement").  With respect to the Option Replacement, all options will become fully vested. Alternatively, in the event of a Change of Control, in lieu of the Option Replacement, a Participant may, subject to Board approval at the time, elect to surrender the Participant’s rights to such options, and upon such surrender, the Company shall pay to the Participant an amount in cash per stock option (whether vested or unvested) then held, which is the difference between the full exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of control of the Company if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's Common Stock leading to control, or (iii) the mean between the high and low selling price of such stock on the Nasdaq National Market or other market on which the Company's Common Stock is then traded on the date of the Change of Control.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)           An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding shares of common stock of the Company (or any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the “Shares”) or (2) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)           The individuals who, as of the Effective Date, are members of the board of directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)        The consummation of:

(a)           A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.”  A “Non-Control Transaction” shall mean a Merger in which:

(i)           the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii)          the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(iii)          no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(b)         A complete liquidation or dissolution of the Company; or

(c)          The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(d)         Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option.  Notwithstanding the forgoing, an Optionee may not take any actions that are prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any agency thereunder. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)         Non-transferability of Options.  Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled  thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order.  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)          Termination by Death.  Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

(g)         Termination by Reason of Disability.  Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three (3) months after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such three (3) month period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.

(h)         Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three (3) months after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such three (3) month period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.

For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i)           Other Termination.  Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of thirty (30) days after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary or Affiliate is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(j)           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(k)         Grants to Foreign Employees. The terms of grants to foreign employees may vary from the terms of this Section 5 provided that the terms shall only be more restrictive than any term in this Section 5.

(l)           Dividend Equivalents.  Simultaneously with the grant of any Option and under such terms and conditions as the Committee deems appropriate and subject to Section 12 herein, the Committee may grant special dividend equivalent rights (“Dividend Equivalents”) which amount shall be determined by multiplying the number of shares of Stock subject to an Option by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date (other than the regular quarterly cash dividends of the Company).  Unless otherwise determined by the Committee at grant, the Dividend Equivalents (i) shall have the same vesting schedule, if any, as the Options to which the Dividend Equivalents relate and (ii) shall be payable upon exercise of the Options to which the Dividend Equivalents relate. At the discretion of the Committee, Dividend Equivalents shall be credited to accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to shares of Stock for the Participant.  The Committee shall determine whether any deferred Dividend Equivalents will accrue interest.  The Committee may provide that an Optionee may use Dividend Equivalents to pay the Purchase Price.  Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

6.           Terms and Conditions of Restricted Stock and Restricted Stock Units.

6.1         Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)          Grantee rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates or delivery by electronic issuance, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.

(b)         Issuance of Shares.  The Company shall issue in the Grantee’s name either through delivery by electronic issuance or by way of a certificate or certificates the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)         Issuance of Shares.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Granteee nor shall there be any delivery by electronic issuance to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)         Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.  Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)         Change of Control.  Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

(f)          Termination of Employment.  Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete a blank stock power.  The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.2           Restricted Stock Units

Restricted Stock Units may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and, if applicable, the conditions set forth in Appendix A, and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan (including if applicable Appendix A), as the Committee shall deem desirable:

(a)         Grantee rights.  A Grantee shall have no rights to an award of RSUs unless and until Grantee accepts the award within the period prescribed by the Committee.  After acceptance of an award, the Grantee shall not have the rights of a stockholder until the RSUs vest and the shares are issued or transferred to the Grantee.

(b)         Forfeitability and Non-transferability of Restricted Stock Units.  RSUs are forfeitable until the terms of the RSU grants are satisfied.  Subject to Appendix A (if applicable), RSUs are not transferable, except to the extent, if any, set forth in a RSU grant. However, the Committee in its sole discretion may, except with respect to the RSUs granted pursuant to Appendix A, permit a transfer pursuant to a domestic relations order.

(c)          Issuance of Certificates.  The Company shall issue in the Grantee’s name either through delivery if electronic issuance or by way of a certificate or certificates the shares of Common Stock associated with the award promptly after vesting of the RSUs.

(d)         Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares issued or transferred upon vesting of the RSUs shall not be delivered to the Grantee nor shall there be any delivery of shares by electronic issuance until such shares are free of any restrictions specified by the Committee at the time of grant or, if the grant is made under Appendix A, in accordance with Appendix A.

(e)          Change of Control.  Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding RSUs and/or waive any applicable holding period of the shares issued or transferred upon vesting of the RSUs, in whole or in part, as determined by the Committee, in its sole discretion.

(f)           Termination of Employment.  Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason before full vesting of the RSUs, all unvested RSUs theretofore awarded to him shall be forfeited.  The Committee may provide (on or after grant) that forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture conditions relating to RSUs.

7.           Term of Plan.

No Option or shares of Restricted Stock or RSUs shall be granted pursuant to the Plan on or after the date that is ten years from the effective date of the Plan, but Options or shares of Restricted Stock or RSUs theretofore granted may extend beyond that date.

8.           Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other equity restructuring or change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event.  The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Restricted Stock or RSUs (or shares issued or transferred upon vesting of the RSUs) granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code, and in the case of RSUs subject to Appendix A, only to the extent consistent with continued qualification of the award for favorable tax and social security treatment in France.

9.           Purchase for Investment/Conditions.

Unless the Options and shares covered by the Plan have been registered under the Securities Act, or the Company has determined that such registration is unnecessary, each person exercising or receiving Options or Restricted Stock or RSUs under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.  The Committee may impose any additional or further restrictions on awards of Options or Restricted Stock or RSUs as shall be determined by the Committee at the time of award.

10.        Taxes.

(a)         The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock or RSUs granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)         If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(c)          If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.

11.        Effective Date of Plan.

The Plan shall be effective on April 3, 2006; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than April 3, 2007, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

12.        Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option or Restricted Stock or RSU theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)          materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;
(b)         materially increase the benefits accruing to the Participants under the Plan;
(c)         materially modify the requirements as to eligibility for participation in the Plan;
(d)         decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;
(e)         extend the term of any Option beyond that provided for in Section 5(b); or
(f)          except as otherwise provided in Sections 5(c), 5(l) and 8 hereof, reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new Options.

Subject to the foregoing, the Committee may amend the terms of any Option or RSU theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly.  The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

13.        Government Regulations.

The Plan, and the grant and exercise of Options or Restricted Stock or RSUs hereunder, and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock  or RSUs shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

14.        General Provisions.

(a)         Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)         Employment Matters.  Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)         Limitation of Liability.  No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)         Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

15.        Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

16.        Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law, provided, however, that notwithstanding the foregoing, Appendix A shall be interpreted in accordance with French Law.
FalconStor Software, Inc.
May 8, 2008

APPENDIX A

Qualifying RSUs

1.           Eligibility

The Grantees must be either (1) employees of the Company or employees of a Subsidiary (which is, directly or indirectly at least 10% held, in terms of share capital or voting rights) of the Company; or (ii) officers (under French law) of the Company or of a Subsidiary (which is, directly or indirectly at least 10% held, in terms of share capital or voting rights) of the Company, including, without limitation, the president of a société par actions simplifiée (“SAS”).

2.           Grant Limitations

A Grantee cannot own more than 10 percent of the share capital of the Company, nor can RSUs be granted if it would result in a Grantee owning more than 10 percent of the share capital of the Company.  The total number of RSUs granted cannot exceed 10 percent of the share capital of the Company.  For purposes of the preceding sentence, RSUs that do not vest are disregarded.

3.           Vesting

While the agreement evidencing the award of an RSU will set forth the vesting schedule, except in the case of death or total and permanent disability (corresponding to the second and third categories provided for under article L.341-4 of the French social security code) of the Grantee, the minimum vesting period is two years from the date of grant of the RSUs.

4.           Non-transferability of Restricted Stock Units

RSUs are not transferable, save in case of death of the Grantee.  In case of death of the Grantee, his heirs may request, during the six months following Grantee's death, that the shares subject to the RSUs be transferred to them.

5.           Type of Shares

Stock transferred to a Grantee upon vesting of RSUs may either be newly issued Stock or reacquired Stock, provided, however, that if an award is to be settled in reacquired Stock, the Company must reacquire such Stock prior to the Grantee’s vesting in his RSUs.

6.           Consideration

Upon the vesting of RSUs, grantees will receive the Shares for either no consideration or nominal consideration.

7.           Holding Period

a)           An officer must hold his shares of Stock while he continues to serve as an officer.

b)           Additionally, while the holding period for all grants will be set forth in a grant agreement, the minimum holding period of the shares issued or transferred upon vesting of RSUs shall be two years after full vesting, except in case of death or total and permanent disability (corresponding to the second and third categories provided for under article L.341-4 of the French social security code) of the Grantee.
c)           The Committee is authorized to define appropriate mechanisms to ensure that vested shares cannot be sold or otherwise disposed of within this two-year period.

8.           Limits on Transferability

After expiry of the holding period, Shares can not be sold during the following windows (i) within the 10 market days both preceding and following the date on which the consolidated accounts of the Company are made public and (ii) during the period elapsing between the date on which the corporate bodies of the Company are made aware of information which, if made public, could have a significant impact on the market price of the shares, and the date which is 10 market days after the date on which such information is made public.

9.           Amendment

The Plan, this Appendix A and any award under Appendix A may be amended from time to time (without, in the case of an award, the consent of the Grantee) as may be necessary or appropriate to qualify the award for favorable tax and social security treatment under French law."